EXHIBIT 4.3
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the date of the signature of the Company set forth on the signature pages hereto, by and among MDU COMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation, with its principal offices at 60-D Commerce Way, Totowa, New Jersey 07512 (including its two wholly-owned subsidiaries as more fully described below, the “Company”), and each person identified as a Holder on the signature pages hereto (collectively, the “Holders”). All terms used herein but not defined herein shall have the meaning given to them in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company and the Holders have entered into a Stock and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of November 24, 2004, providing, among other things, for the purchase by the Holders of Units consisting of (i) one (1) share (each a “Share,” collectively, the “Shares ”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) three-tenths of one warrant to acquire one share of the Common Stock, subject to adjustment, at an exercise price of $3.40 per share (each a “Warrant,” collectively the “Warrants”), in a private placement (the “Offering”) to be conducted by the Company, the terms of which are set forth in an Offering Memorandum dated November 17, 2004, including all exhibits and attachments thereto or incorporated by reference therein (the “Memorandum”); and

WHEREAS, it is a condition to the closing of the purchase and sale transactions set forth in the Purchase Agreement that the Company execute and deliver this Agreement and provide for the registration rights set forth herein.

NOW, THEREFORE, the parties, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

SECTION 1

DEFINITIONS

For purposes of this Agreement the following terms shall be defined as follows:

The term the “Exchange Act” means the Securities Exchange Act of 1934,as amended.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

The term “Registrable Securities” means (i) the Common Stock comprising the Shares, the Warrants and the Warrant Shares sold to the Holders (or any assignee thereof) and all other persons pursuant to the terms the Purchase Agreement and any securities issued or issuable in respect thereof in connection with, among other things, a dividend, distribution or split, recapitalization, merger, consolidation, any reorganization or other distribution with respect to or in exchange for or in replacement of the Common Stock comprising the Shares, the Warrants and the shares of Common Stock issued upon the exercise of the Warrants (the “Warrant Shares”) and the shares of Common Stock issuable thereon and (ii) any Common Stock issued pursuant to the provisions of Section 2.1(b).

The term “Registration Statement” means any registration statement or comparable document of the Company under the Securities Act through which a public sale or distribution of the Company's securities may be registered (except a form exclusively for the sale or distribution of securities in connection with an employee or consultant stock option or purchase plan or for use exclusively in connection with a business combination), the prospectus contained therein and all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

The term the “Securities Act” means the Securities Act of 1933, as amended.

SECTION 2

REGISTRATION RIGHTS

2.1    Shelf Registration.

(a)  The Company shall use its best efforts to prepare and file a Registration Statement on a form that shall (A) be available for the sale of the Registrable Securities by the selling Holders thereof and (B) comply as to form with the requirements of the applicable form on which such Registration Statement is filed and include all financial statements required by the SEC to be filed therewith (“Shelf Registration”) with the SEC within seventy-five (75) days of the Closing Date to provide for the offer and sale of the Registrable Securities and shall cause the Shelf Registration to become effective under the Act no later than the earlier of (i) one hundred and thirty-five (135) days after the Closing Date and (ii) the sixth (6th) business day following the date on which the Company is notified by the SEC that such Shelf Registration will not be reviewed or is no longer subject to further review and comments (“Effective Date”).

(b)  In the event the Shelf Registration is not declared effective by the Effective Date, the Company shall promptly, but no later than ten (10) days from the Effective Date, issue to the Holder, any designee or assignee thereof, or each then holder of the Registrable Securities (“Holder”) a number of shares of Common Stock equal to seven percent (7.0%) of the sum of the number of (i) shares of Common Stock to the Holder in the Offering and (ii) the shares of Common Stock issued or issuable upon exercise of the Warrants issued to the Holder. In addition, for each thirty (30) day period (each such period consisting of thirty consecutive days) after the Effective Date that the Shelf Registration has not been declared effective (each a “Default Period”), the Company shall be obligated to issue to the Holder (or any assignee thereof) a number of shares of Common Stock equal to three percent (3.0%) of the sum of the number of (x) shares of Common Stock issued to the Holder in the Offering, (y) shares of Common Stock issued or issuable upon exercise of the Warrants issued to the Holder and (z) the number of Liquidated Damages Shares (as defined below) issuable pursuant to this Section 2.1(b) prior to the date of determination. Any issuances of Common Stock the Company is obligated to make for subsequent Default Periods shall be made no later than ten (10) days from the last day of such Default Period. Each share of Common Stock issued pursuant to this Section 2.1(b) shall be hereinafter referred to as a “Liquidated Damages Share.”

(c)  Notwithstanding the foregoing, the Company’s obligation to issue the Liquidated Damages Shares in connection therewith shall cease one (1) year from the date hereof so long as the Company has remained current, and remains current for at least one (1) contiguous year thereafter, with respect to all of its filings required under to the Exchange Act (the “Filings”). In the event that subsequent to the first anniversary of the date hereof and prior to the second anniversary of the date hereof, the Holders are not eligible to sell any shares of Common Stock, Warrant Shares or Warrants constituting part of the Units pursuant to Rule 144 under the Exchange Act because the Company has ceased to be current with respect to all of its Filings, the Company’s obligation to issue the Liquidated Damages Shares pursuant to Section 2.1(a) above shall resume with respect to each Default Period during which the Company is not current with respect to its Filings.

2.2  Piggyback Registration. From and after the Closing Date and until such time as the Registrable Securities are freely saleable under Rule 144 promulgated under the Securities Act without volume limitations, if the Company shall determine to proceed with the preparation and filing of a Registration Statement in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to all record holders of the Registrable Securities. Upon receipt of a written request from any such holder within thirty (30) days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all the Registrable Securities owned by such holders to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered. If any registration pursuant to this Section 2.2 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 2.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The obligation of the Company under this Section 2.2 shall be unlimited as to the number of Registration Statements to which it applies.

SECTION 3

REGISTRATION PROCEDURES

If and whenever the Company is required by the provisions of Sections 2.1 or 2.2 to effect the registration of Registrable Securities under the Securities Act, the Company will:

3.1  use its best efforts to cause such a Registration Statement to become and remain effective for a period of two (2) years; provided, however, that any Registration Statement filed pursuant to Section 2.2 may be kept effective for such lesser period of time until which all Registrable Securities included thereunder are freely salable (without restriction, except with regard to Registrable Securities held by persons deemed to be “affiliates” of the Company) under Rule 144, if applicable.

3.2  prepare and file with the SEC such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for the period of time described in paragraph (a) above.

3.3  furnish to the security holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of such Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

3.4  use its best efforts to register or qualify the securities covered by the Registration Statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within twenty (20) days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

3.5  in the event that a registration involves an underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter or such offering;

3.6  notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed;

3.7  notify such holders promptly of any request by the SEC for the amending or supplementing the Registration Statement or prospectus or for additional information;

3.8  notify such holders promptly of the Company’s reasonable determination that a post-effective amendment to a Registration Statement or prospectus would be appropriate;

3.9  prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to the Registration Statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Shares;

3.10  prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to the Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

3.11  advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.12  at the request of holders of a majority of the Registrable Securities included in the Registration Statement, furnish to the underwriters on the date that the Registrable Securities are delivered to underwriters for sale in connection with a registration pursuant to this Agreement (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified accountants of the Company, in form an substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

3.13  make available for inspection by any underwriters participating in an offering covering Registrable Securities, and the counsel, accountants or other agents retained by any such underwriter, all pertinent financial and other records, corporate documents, and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such underwriters in connection with such offering;

3.14  if the Common Stock is then listed on a national securities exchange, cause the Registrable Securities to be listed on such exchange, or if reported on NASDAQ, to be reported on NASDAQ;

3.15  provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement in which Registrable Securities are included; and

3.17  comply with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than forty five (45) days after the end of any twelve (12) month period (or ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company, after the effective date of the Shelf Registration Statement, which statements shall cover said twelve (12) month period.

SECTION 4

EXPENSES

With respect to each inclusion of Registrable Securities in a Registration Statement pursuant to Sections 2.1 and 2.2 hereof, the fees, costs and expenses of registration to be borne by the Company shall include, all registration, filing, and NASD fees; printing expenses, fees and disbursements of counsel and accountants for the Company; all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the selling security holders shall be borne by the selling security holders, and security holders participating in such registration shall bear their pro rata share of the underwriting discounts and commissions and transfer taxes.

SECTION 5

CERTAIN OBLIGATIONS OF HOLDERS

Each Holder agrees that, upon receipt of any notice from the Company of the happening of (i) any event of the kind described in 3.6, 3.7, 3.8, 3.10 or 3.11 hereof, or (ii) a determination by the Company’s Board of Directors that it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments such as negotiation of a material transaction which the Company, in its sole discretion after consultation with legal counsel, determines it would be obligated to disclose in the Shelf Registration, which disclosure the Company believes would be premature or otherwise inadvisable at such time or would have a material adverse effect on the Company and its stockholders, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the Shelf Registration or prospectus until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.2 hereof, or until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The period of time in which the use of a prospectus or Shelf Registration is so suspended shall be referred to as a “Black-Out Period.” The Company agrees to so advise such Holder promptly of the commencement and termination of any such Black-Out Period, and the Holder agrees to keep the fact of such Black-Out Period confidential. The Company shall not impose a Black-Out Period under this Section 5 for more than thirty (30) consecutive days and not more than twice in any given twelve (12) month period; provided, that at least ninety (90) days must pass between Black-Out Periods. Notwithstanding the foregoing, the Company may suspend the effectiveness of any Shelf Registration if the Commission rules and regulations prohibit the Company from maintaining the effectiveness of a Shelf Registration because its financial statements are stale at a time when its fiscal year has ended or it has made an acquisition reportable under Item 2 of Form 8-K or any other similar situation until the earliest time in which the SEC would allow the Company to re-effect a Shelf Registration (provided that the Company shall use its reasonable best efforts to cure any such situation as soon as possible so that the Shelf Registration can be made effective at the earliest possible time).

SECTION 6

INDEMNIFICATION.

6.1  The Company will indemnify and hold harmless each holder of Registrable Securities which are included in a Registration Statement pursuant to the provisions of Sections 2.1 and 2.2 hereof, such Holder’s directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such holder, such underwriter or such controlling person specifically for use in the preparation thereof.

6.2  Each holder of Registrable Securities included in a registration pursuant to the provisions of Sections 2.1 and 2.2 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof and provided further, that the maximum amount that may be recovered from any holder shall be limited to the net amount of proceeds received by such holder from the sale of the Registrable Securities.

6.3  Promptly after receipt by an indemnified party under this Section 6 of a notice of the commencement of any action (including any governmental action) such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party hereunder, deliver to the indemnifying party a written notice of the commencement thereof. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 only to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to an indemnified party otherwise than under this Agreement. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if in the reasonable determination of counsel for the indemnifying party, representation of such indemnified party by the counsel obtained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of paragraph 6.1 or 6.2 above for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

SECTION 7

ADDITIONAL RIGHTS AND OBLIGATIONS

7.1  Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 hereof to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification pursuant to the provisions of Section 6 hereof, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

7.2  Assignable Rights. The rights with respect to the Registrable Securities under this Agreement shall, in addition to being for the benefit of the parties hereto, be for the benefit of and enforceable by a transferee of the Registrable Securities. The obligations of the Company contained in this Agreement shall be binding upon any successor to the Company and continue to be in effect with respect to any securities issued by any successor to the Company in substitution or exchange for any Registrable Securities.

7.3  Reports Under Securities Exchange Act. With a view to making available to the holders of Registrable Securities the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the holders of the Registrable Securities to sell securities of the Parent to the public without registration, the Company agrees to:

(a)  make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

(b)  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)  furnish to each holder of Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing the holders of any Registrable Securities of any rule or regulation of the SEC which permits the selling of any such securities without registration.

SECTION 8

MISCELLANEOUS PROVISIONS

8.1  Waivers and Amendments. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders that hold at least two-thirds (66⅔%) of the Registrable Securities held by all Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all Holders and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

8.2  Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if delivered via fax, personally or by nationally recognized overnight courier service or sent by registered or certified mail, return receipt requested, addressed to such address as may be given herein; provided, however, that notices with respect to Sections 3.6, 3.7 and 3.8 hereof may be delivered via email; and, except as otherwise noted herein, must be addressed as follows:

if to the Company, to:

MDU Communications International, Inc.
60-D Commerce Way
Totowa, New Jersey 07512
Attn: Sheldon Nelson
Facsimile: (973) 237-9499

if to any Holder, to the address shown on such Holder’s signature page hereto, marked for attention as there indicated,

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance with the provisions of this Section 8.2. Any such notice or communication will be deemed to have been received: (A) in the case of facsimile, email or personal delivery, on the date of such delivery; (B) in the case of nationally-recognized overnight courier, on the next business day after the date sent; and (C) if by registered or certified mail, on the third business day following the date postmarked.

8.3  Descriptive Headings and References. The descriptive headings herein have been inserted for convenience only and are not deemed to limit or otherwise affect the construction of any provisions hereof.

8.4  Applicable Law; Jurisdiction. This Agreement shall be governed by and construed under the internal laws of the State of New York without regard to conflict of law rules. The parties hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and the Federal courts located in the Southern District of New York, with respect to any action or legal proceeding commenced by either party with respect to this Agreement or the Registrable Securities. Each party irrevocably waives any objection it now has or hereafter may have respecting the venue of any such action or proceeding or the inconvenience of such forum, and each party consents to the service of process in any such action or proceeding in the manner set forth for the delivery of notices herein.

8.5  Waiver of Jury Trial. The parties hereby waive their rights to a trial by jury in any action or proceeding involving any matter arising out of or relating to this Agreement or to the Registrable Securities.

8.6  Counterparts. This Agreement may by executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

8.7  Entire Agreement. This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

8.8  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

8.9  Third Party Beneficiaries. Except as expressly provided herein, no provision of this Agreement is intended to confer any rights, benefits or remedies upon any person other than the parties hereto and their respective successors and assigns.

8.10  Remedies. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by any Holder by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

8.11  Further Assurances. Each of the parties hereto shall execute and deliver such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement on the day and year first set forth above.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/

Title

HOLDER SIGNATURE PAGES FOLLOW

HOLDER SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

The undersigned Holder hereby executes this counterpart signature page to the Registration Rights Agreement, dated as of _____________, 2004 by and among MDU COMMUNICATIONS INTERNATIONAL, INC. and certain Holders, including the undersigned.

Name of Holder (Please print)

By:
(Signature)

By:
(Second signature, if necessary)

Print Name:

Title:

Address:

Phone:

Fax:

Email:

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